SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 23, 1999

                     Spectrum Information Technologies, Inc.
             (Exact name of registrant as specified in its charter)

 Delaware                              0-15596               75-1940923
 (State or other jurisdiction          (Commission           IRS Employer
 of incorporation or organization)     File Number)          Identification No.)

                 594 Broadway, Suite 1001, New York, NY 10012
                    (Address of principal executive offices)

Registrant's telephone number, including area code (212) 965-0013

                     P.O. Box 1006, New York, NY 10268-1006
          (Former name or former address, if changed since last report)

Item 2 - Acquisition or Disposition of Assets

     Description of Transaction

     As described in more detail in a Current Report on Form 8-K filed on July 1, 1999, on June 23, 1999 Spectrum Information Technologies, Inc., doing business as Siti-Sites.com ("Spectrum" or the "Company"), consummated its acquisition of Tropia, Inc. ("Tropia"), which operates an MP3 music site that promotes and distributes the music of independent artists through its website located at www.tropia.com. The acquisition was accomplished by merging SITI- II, Inc. ("SITI-II"), a wholly-owned subsidiary of the Company, with and into Tropia.

     Tropia was acquired for an aggregate of 316,666 shares of the Company's common stock, half of which were delivered at closing, and half of which are in escrow to be delivered one year after the closing, if certain goals are achieved. The Company agreed to provide $100,000 of capital to Tropia initially (which was provided out of funds on hand) and approximately $800,000 of additional capital during the twelve months following the closing. If certain goals are not achieved, any unused portion of all cash advances or contributions made by the Company to Tropia is to be returned and the shares held in escrow will be returned to the Company. Tropia was partially owned (55%) by Red Hat Productions, Inc. ("Red Hat"), an award-winning independent film production company which is owned by Barclay Powers ("B. Powers"), Co-President of Tropia and a large shareholder of the Company, and Jonathan Blank ("J. Blank"), the Chief Executive Officer and Co-President of Tropia. Lawrence M. Powers ("L. Powers"), the Chairman/CEO and a large shareholder of the Company, has been a financial participant and one-third owner of Red Hat Productions, Inc. since 1997. However, L. Powers and B. Powers (his son) have waived their rights to participate in the proceeds otherwise receivable by Red Hat from the acquisition. As a result of this waiver, the proceeds paid to Red Hat were reduced proportionately and all such shares were distributed by Red Hat solely to J. Blank. The Company will reserve 183,334 shares of its common stock (which equals the number of additional shares that would otherwise have been issued but for the waiver) for issuance in the future (in the form of stock and/or options to acquire stock) for existing and new management personnel of Tropia.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

(b)  PRO FORMA FINANCIAL INFORMATION






                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   September 5, 1999


                                         SPECTRUM INFORMATION TECHNOLOGIES, INC.

                                          By  /s/ Lawrence M. Powers
                                          Lawrence M. Powers
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors





                                  TROPIA, INC.

                          INDEX TO FINANCIAL STATEMENTS
                        AND FINANCIAL STATEMENT SCHEDULE



Report of Independent Certified Public Accountants                             4

Balance Sheet as of  June 22, 1999                                             5

Financial Statements for the Period Ended June 22, 1999

   Statements of Operations and Comprehensive Loss                             6

   Statements of Cash Flows                                                    7

Notes to Financial Statements                                               8-10

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Tropia, Inc.
New York, New York

We have audited the accompanying balance sheet of Tropia, Inc. as of June 22, 1999 and the related statements of operations and comprehensive loss and cash flows for the period from January 26, 1999 (inception) to June 22, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tropia, Inc. at June 22, 1999 and the results of its operations and its cash flows for the period ended June 22, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As described in Note 8, the Company was acquired and merged into another company on June 23, 1999. The financial statements do not include any adjustments resulting from that merger.

                                            /s/ Edward Isaacs & Company LLP
                                            Edward Isaacs & Company LLP

New York, New York
September 2, 1999

                                  TROPIA, INC.
                                  BALANCE SHEET
                                  JUNE 22, 1999
                             (Amounts in thousands)


Assets

  Property and Equipment, net of accumulated depreciation          $           1

                  Total assets                                     $           1
                                                             ===================
Current Liabilities
  Accounts payable and other accrued liabilities                   $           6
                                                             -------------------


Commitments                                                                    -

Deficiency in stockholders' equity:
Common stock, $.001 par value, 1,500 shares authorized, 100 issued
and outstanding                                                                -

Paid-in capital                                                               16
Accumulated deficit                                                         (21)
                                                             -------------------
                  Total deficiency in stockholders' equity                   (5)
                                                             -------------------

Total liabilities and deficiency in stockholders' equity           $           1
                                                             ===================
See accompanying notes to  financial statements.

                                  TROPIA, INC.
                                STATEMENT OF LOSS
        FOR THE PERIOD FROM JANUARY 26, 1999 (INCEPTION) TO JUNE 22, 1999
                 (Amounts in thousands, except weighted average
                    number of shares and per share amounts)
--------------------------------------------------------------------------------


Revenues                                                           $           -

                                                             -------------------

Operating costs and expenses:

  Selling, general and administrative expenses                                21
                                                             -------------------
  Total operating costs and expenses                                          21

                                                             -------------------


Net loss transferred to accumulated deficit                        $        (21)

Other comprehensive loss, net of tax                                           -

                                                             -------------------
Comprehensive loss                                                 $        (21)

                                                             ===================

Basic  and diluted loss per common share:
   Net loss                                                        $       (210)
Net loss  per common share                                         $       (210)
                                                             ===================

Weighted average number of Common Shares used in basic and
diluted  calculation                                                         100
                                                             ===================
See accompanying notes to financial statements.

                                  TROPIA, INC.
                             STATEMENT OF CASH FLOW
        FOR THE PERIOD FROM JANUARY 26, 1999 (INCEPTION) TO JUNE 22, 1999
                             (Amounts in thousands)


Cash flow from operating activities:
Net loss                                                           $        (21)

Adjustments to reconcile net income (loss) to net cash provided (used) by continuing activities:

Increase  in accrued expenses                                                  5

--------------------------------------------------------------------------------
Net cash used by operating activities                                       (16)

--------------------------------------------------------------------------------

Cash flows from financing activities:

Capital contribution                                                          16

--------------------------------------------------------------------------------
Net cash provided by financing activities                                     16
--------------------------------------------------------------------------------
Net  increase (decrease)  in cash and cash equivalents                         0
Cash and cash equivalents, beginning of year                                   0
--------------------------------------------------------------------------------
Total cash and cash equivalents, end of year                       $           0
                                                                   =============

See accompanying notes to  financial statements.

                                  TROPIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD FROM JANUARY 26, 1999 (INCEPTION) TO JUNE 22, 1999


Note 1 - THE COMPANY AND BASIS OF PRESENTATION

     Tropia,  Inc.  ("Tropia")  is  a  Delaware  corporation,   which  promotes,
distributes and markets the music of independent artists on its MP3 music website www.tropia.com. Tropia was started as a joint venture on January 26, 1999 and was incorporated in Delaware on May 26, 1999.

     Tropia is geared towards the college market. The Tropia website, which went online in May 1999, uses the Internet and data compression technologies, such as the MP3 (MPEG1, Layer 3) format, to create a compelling experience for consumers to conveniently access an expanding music catalogue, and a valuable distribution and promotional platform for music artists. The website will showcase the music of independent artists and artists signed by independent record labels. Consumers are able to search the website by artist, by song title and by genre, and can sample and download complete songs, free of charge, in MP3 format. The website also embodies a 24-hour RealAudio radio station with multiple free radio streams, classified by genre, to enable consumers to sample music. CDs and other merchandise (such as posters, t-shirts, hats and stickers) of featured artists are also being offered through the website. Prior to going online, the operations of Tropia consisted largely of developing the website and the infrastructure necessary to attract artists and download music on the Internet.

     The accompanying financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of operations for the periods shown and include all activity since inception. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period.

     The financial statements of Tropia have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Note 2 - PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is recorded using the straight line method over the estimated useful lives of the assets of five years.

Note 3 - LOSS PER COMMON SHARE

     Loss per share for the period from January 26, 1999 (inception) to June 22, 1999 was calculated as follows:

                 (Amounts in thousands, except weighted average
                    number of shares and per share amounts)

                                                                    June 22,
                                                                      1999

                                                               Basic     Diluted
                                                             -------------------

Net Loss                                                        ($21)      ($21)
                                                             ===================

Weighted average number of common shares outstanding
during the year                                                   100        100
Common share equivalents                                            -          -
Weighted average number of common shares and common
share equivalents used in calculation of earnings per
common share                                                      100        100
                                                             ===================

Loss per common share                                          ($210)     ($210)
                                                             ===================

Tropia had no common stock equivalents for the period ended June 22, 1999.

Note 4 - STATEMENTS OF CASH FLOWS



                                                                 June 22, 1999
                                                                  (amounts in
                                                                   thousands)
                                                             -------------------

Non-cash transactions:
   Accrual for equipment purchased                              $              1


Note 5 - COMPREHENSIVE LOSS

     Tropia adopted Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income" which requires that all components of comprehensive income and total comprehensive income be reported on one of the following: a statement of income and comprehensive income, a statement of comprehensive income or a statement of stockholders' equity. Comprehensive income is comprised of net income and all changes to stockholders' equity, except those resulting from investments by owners (changes in paid in capital) and distributions to owners (dividends). For the period presented, Tropia did not realize any comprehensive income or loss.

NOTE 6 - COMMITMENTS

     CO-LOCATION FACILITY. Tropia leases space for computer equipment and connection to the Internet under a noncancellable six month lease, which expires in October 1999. The expense for the period from January 26, 1999 (inception) to June 22, 1999 was approximately $4,000.

Note 7 - Other Significant Accounting Policies

     Cash and Cash Equivalents. At June 22, 1999, Tropia maintained no cash accounts.

     Use of Estimates. In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Website Expenses. Expenses incurred to develop and maintain websites are expensed as incurred.

Note 8 - Subsequent Event

     On June 23, 1999, Tropia, Inc. was acquired by Spectrum Information Technologies, Inc. ("Spectrum") for an aggregate of 316,666 shares of Spectrum's common stock (valued at $306,786), half of which were delivered at closing, and half of which are in escrow to be delivered one year after the closing, if certain goals are achieved. The acquisition was effected by merging Siti-II, Inc., a wholly owned subsidiary of Spectrum, with and into Tropia.

(B)  PRO FORMA FINANCIAL INFORMATION

     Unaudited Pro Forma Condensed Combined Financial Statements for the year ended March 31, 1999 and the three months ended June 30, 1999 are set forth below:

                                                  SPECTRUM INFORMATION TECHNOLOGIES, INC.
                                           PRO FORMA CONDENSED COMBINED BALANCE SHEET- UNAUDITED
                                                               MARCH 31, 1999
                                                  (in thousands, except per share amounts)



                                                     Spectrum        Tropia        Pro Forma                  Pro Forma
                                                                                  Adjustments                  Combined
------------------------------------------------------------------------------------------------         ------------------

Assets
Current assets:
  Cash and cash equivalents                       $       1,007  $           -  $              -          $           1,007
                                                  -------------  -------------  ----------------          -----------------
                  Total current assets                    1,007              -                 -                      1,007
                                                  -------------  -------------  ----------------          -----------------

Property and equipment, net of accumulated
depreciation                                                                                   1(a)                       1

  Investment in Minutemeals.com                              23              -                 -                         23

Intangibles:
  Goodwill                                                    -              -               312(a)                     312
   Less:  Accumulated amortization                            -              -             (104)(b)                   (104)
   Intangibles, net                                           -              -               208                        208
                                                 -------------  -------------  -----------------          -----------------

                  Total assets                    $       1,030  $           -  $            209          $           1,239
                                                  =============  =============  =================         =================


Liabilities and Stockholders' Equity:
Current Liabilities:
   Accounts payable and other accrued
   liabilities                                    $         24    $         -   $              6(a)       $              30
   Accrued legal fees                                       51              -                  -                         51
   Net liabilities of discontinued operations               68              -                  -                         68
                  Total current liabilities                143              -                  6                        149
                                                  -------------  -------------  -----------------         ------------------

                  Total liabilities                        143              -                  6                        149


Commitments
Stockholders' Equity                                         -              -                  -                         -
Common stock, $.001 par value, 10,000
shares authorized and 7,904 issued and
outstanding                                                  8              -                  -                          8

Paid-in-capital                                         73,752              4                307(a)                  74,063
Accumulated Deficit                                   (72,562)            (4)              (104)(b)                (72,670)
                                                  -------------  -------------  ----------------          ------------------
                                                         1,198              -                203                      1,401
Treasury Stock                                           (311)              -                  -                      (311)
Accumulated Comprehensive Loss                               -              -                  -                          -

                  Total Stockholders' Equity               887              -                203                      1,090
                                                  -------------  -------------  -----------------         ------------------


Total liabilities and stockholders' equity        $      1,030     $        -   $            209          $           1,239
                                                  =============  =============  =================         ==================

See accompanying notes to unaudited pro forma condensed combined financial statements.


                                                        SPECTRUM INFORMATION TECHNOLOGIES, INC.
                                            PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS - UNAUDITED
                                                         FOR THE YEAR ENDED MARCH 31, 1999
                                                 (Amounts in thousands, except per share amounts)



                                                                                Pro Forma                 Pro Forma
                                                       Spectrum  Tropia         Adjustments               Combined

                                                  -------------  -------------  -----------------         ---------------

Revenues                                          $           -  $           -  $              -          $            -


Operating Costs and Expenses:
   Selling, general and administrative expenses             414              4                104(b)                 522

Total operating costs and expenses                          414              4                104                    522

                                                  -------------  -------------  -----------------         --------------

Operating loss                                            (414)            (4)              (104)                  (522)


Other Income (Expense):
     Loss on investment in Minutemeals.com                 (82)              -                  -                   (82)
      Interest Income                                        12              -                  -                     12
                                                                                                                      12
                                                                                                                      12
Other Income (expense) net                                 (70)              -                  -                   (70)
                                                  -------------  -------------  -----------------         --------------

Loss from continuing operations                   $       (484)  $         (4)  $           (104)         $        (592)
                                                  =============                                           ==============

Basic and diluted loss per share                  $      (.151)                                           $       (.191)
                                                  =============                                           ==============
Weighted average number of shares used in
computation                                             (3,200)                                                  (3,200)
                                                  =============                                           ==============

See accompanying notes to unaudited pro forma condensed combined financial statements.


                                               SPECTRUM INFORMATION TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                 PRO FORMA CONDENSED UNAUDITED COMBINED BALANCE SHEET
                                                                        JUNE 30, 1999
                                                   (Amounts in thousands, except per share amounts)


                                                                                                                           Pro
                                                                                                Pro Forma                 Forma
                                                             Spectrum           Tropia         Adjustments               Combined
                                                             ------------       --------       ------------             ------------


Assets
Current assets:
  Cash and cash equivalents                                  $     1,045        $      -       $         -              $      1,045
  Prepaid expenses                                                     -               1                 -                         1
                                                             -----------        ---------      -----------              ------------
                  Total current assets                             1,045               1                 -                     1,046
                                                             -----------        ---------      -----------              ------------

  Property and Equipment, net of accumulated
          depreciation                                                 -               1                 -                         1
  Investment in subsidiary                                           307               -               307)(a,c)                   -
  Intercompany receivable                                             11               -               (11)(c)

Intangibles:
  Goodwill                                                             -               -                312(a)                   312
   Less:  Accumulated amortization                                     -               -              (130)(b)                 (130)
                                                             -----------        ---------      ------------             ------------
    Intangibles, net                                                   -               -                182                      182
                                                             -----------        ---------      ------------             ------------

                  Total assets                               $     1,363        $      2       $      (136)             $      1,229
                                                             ===========        =========      ============             ============



Liabilities and Stockholders' Equity
Current Liabilities
  Accounts payable and other accrued liabilities             $        17        $      -       $          -             $          7

  Accrued audit and tax                                               65               -                  -                       65
  Accrued legal fees                                                  79               -                  -                       79
  Net liabilities of discontinued operations                          70               -                  -                       70
                                                             -----------        --------       -----------              ------------
                  Total current liabilities                          231               -                  -                      231
                                                             ------------       --------       ------------             ------------

Intercompany payable                                                   -              11               (11)(c)

                  Total liabilities                                  231              11               (11)                      231
                                                             ------------       --------       ------------             ------------

Commitments                                                            -               -                  -                        -

Stockholders' Equity:
Common stock, $.001 par value, 10,000 shares
authorized and 8,301 issued and outstanding                            8               -                  -                        8

Paid-in capital                                                   74,117              16               (16)(a,c)              74,117
Accumulated deficit                                             (72,682)            (25)                 21(a,c)            (72,816)
                                                                                                      (130)(b)
                                                             -----------        --------       ------------             ------------
                                                                   1,443             (9)              (125)                    1,309
 Treasury stock, 62 shares at cost                                 (311)               -                  -                    (311)
                                                             -----------        --------       ------------             ------------
                  Total stockholders' equity                       1,132               2              (125)                      998

                                                             -----------        --------       ------------             ------------

Total liabilities and stockholders' equity                   $     1,363        $      2       $      (136)             $      1,229
                                                             ===========        ========       ============             ============

See accompanying notes to unaudited pro forma condensed combined financial statements.

                                                    SPECTRUM INFORMATION TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                    PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF LOSS
                                                               THREE MONTHS ENDED JUNE 30, 1999
                                                      (Amounts in thousands, except per share amounts)



                                                                                                    Pro Forma           Pro Forma
                                                       Spectrum                 Tropia              Adjustments          Combined

                                                       -----------              -----------         -----------         ------------

Revenues                                               $         -              $         -         $        -          $          -


Operating costs and expenses:

Selling, general and administrative expenses                   154                       21                 26(b)                201
                                                       -----------              -----------         ----------          ------------
Total operating costs and expenses                             154                       21                 26                   201

                                                       -----------              -----------         ----------          ------------

Operating loss                                                (154)                    (21)               (26)                 (201)

                                                       -----------              -----------         ----------          ------------

Other income:
   Interest income                                              10                        -                                       10
                                                       -----------              -----------         ----------          ------------
   Total other income                                           10                        -                  -                    10
                                                       -----------              -----------         ----------          ------------
Loss from continuing operations                        $     (144)              $      (21)         $     (26)          $      (191)
                                                       ===========              ===========         ==========          ============

Basic and diluted loss per common share:
   Loss  from continuing operations                   $     (.018)                                                      $     (.024)
                                                      ------------                                                      ------------
Net income (loss)  per common share                   $     (.018)                                                      $     (.024)
                                                      ============                                                      ============

Weighted average number of Common Shares
used in basic and diluted calculation                        7,980                                                             7,980
                                                      ============                                                      ============

Interim results are not indicative of the results expected for a full year. See accompanying notes to unaudited condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - BASIS OF PRESENTATION

     On June 23, 1999, Tropia, Inc. was acquired by Spectrum Information Technologies, Inc. ("Spectrum") for an aggregate of 316,666 shares of Spectrum's common stock (valued at $306,786), half of which were delivered at closing, and half of which are in escrow to be delivered one year after the closing, if certain goals are achieved. The acquisition was effected by merging Siti-II, Inc., a wholly-owned subsidiary of Spectrum, with and into Tropia.

     In accordance with Accounting Principles Board ("APB") No. 16, the aggregate purchase price of $306,786 was allocated to the assets and liabilities of Tropia, based upon their fair market values as follows:


               Computer software            $     748
               Accrued expenses               (6,075)
                                            ---------
               Net liabilities acquired       (5,327)
               Goodwill                       312,113
                                            ---------
               Consideration                $ 306,786
                                            =========

     The pro forma unaudited combined statements of operations for the year ended March 31, 1999 and the three months ended June 30, 1999 are presented using Spectrum's continuing operations reflected in the consolidated statements of operations for the year ended March 31, 1999 (audited) and the three months ended June 30, 1999 (unaudited) combined with Tropia's unaudited statements of operations for the period ended March 31, 1999 and the three months ended June 30 ,1999 as if the transaction had taken place on April 1, 1998.

     The accompanying pro forma combined statements of operations are not necessarily indicative of the future results of operations of Tropia Inc. or the results of continuing operations which would have resulted had Tropia and Spectrum been combined during the periods presented. In addition, the pro forma results are not intended to be a projection of future results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes.

Note 2 - PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND PRO FORMA CONDENSED COMBINED BALANCE SHEETS

     The  accompanying  pro  forma  adjustments   reflect  adjustments  for  the
following items:

(a) Recognition of the excess of the purchase price over the net assets acquired (goodwill) in the amount of $312,113. (See Note 1)

(b) Amortization of goodwill over a three-year period. A one-year amortization is used for the March 31, 1999 pro formas and a 15-month amortization is used for the June 30, 1999 pro formas.

(c)  Entry for the elimination of intercompany and investment accounts.